UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 31, 2006	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2006, IWT Tesoro Corporation and one of its wholly-owned subsidiaries, International Wholesale Tile, Inc. and Laurus Master Fund amended certain convertible notes effective as of August 25, 2005. As a result of the Amendment, Tesoro is no longer required to make any modifications to the fixed conversion price, or issue any additional securities, in the event Tesoro issues any common stock at a price less than $2.74 per share.

Section 9.01.        Other Events

(d)           Exhibits

Exhibit	Description

10.31	Form of Amendment #1 to the Laurus Security Agreement and the Registration Rights Agreement, dated December 9, 2005.

10.32	Form of Amendment #2 dated March 31, 2006, but effective as of August 25, 2005, to the Laurus Security Agreement and the Minimum Convertible Borrowing Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2006	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President